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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported):     April 10, 2002
                                                            --------------

                              GENAERA CORPORATION
                           -------------------------
                (Exact Name of Registrant Specified in Charter)


      Delaware                     0-19651                   13-3445668
 ------------------            ----------------          -----------------
  (State or Other              (Commission File           (I.R.S. Employer
  Jurisdiction of                  Number)              Identification No.)
   Incorporation)


            5110 Campus Drive
           Plymouth Meeting, PA                                   19462
------------------------------------------                   --------------
 (Address of Principal Executive Offices)                      (Zip Code)


   Registrant's telephone number, including area code:      (610) 941-4020
                                                           -------------------


                                Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


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Item 5.        Other Events.

      On April 10, 2002, Genaera Corporation completed the sale of 2,758,855 shares of its common stock at $2.75 per share. The shares were sold to three of its largest institutional shareholders: Wellington Management Company, LLC, the State of Wisconsin Investment Board, and Caxton Associates, LLC. Wells Fargo Securities, LLC acted as a placement agent for 1,813,400 of the shares sold. Net proceeds from the offering, after deducting placement agent fees and offering expenses, are estimated to total approximately $7.0 million.

      Net proceeds to Genaera from the sale will be used for working capital and for general corporate purposes, which may include, among other things, the funding of both our ongoing and planned research and development activities, clinical trials, and expenditures to improve the manufacturing process relating to the commercial production of squalamine.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GENAERA CORPORATION
                                       (Registrant)


                                   By: /s/ Roy C. Levitt
                                       -----------------------------
                                       Roy C. Levitt, M.D.
                                       President and Chief Executive Officer


Dated:  April 10, 2002